[LEGEND]
     THIS IS AN ELECTRONIC CONFIRMING COPY OF A FORM 8-K WHICH WAS FILED IN PAPER FORM ON OCTOBER 15, 1994.
     [/LEGEND]



                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  October 6, 1994
                                                        ---------------


                                    GIANT GROUP, LTD.
          ----------------------------------------------------------------
                (Exact name or registrant as specified in its charter)



                Delaware                    1-4323               23-0622690
     -------------------------------    --------------      ------------------
      (State or other jurisdiction of   (Commission         (IRS Employer
      incorporation or organization)    File Number)        Identification No.)


          150 El Camino Drive, Beverly Hills, California      90212
          ----------------------------------------------      -----
          (Address of principal executive offices)          (Zip Code)



     Registrant's telephone number, including area code:  (310) 273-5678
                                                          --------------



          Highway 453, P.O. Box 218, Harleyville, S.C. 29448  (803) 496-7880
          ------------------------------------------------------------------
           (Former name or former address, if changed since last report.)





                                                      Page 1 of 33 Pages
                                                      Exhibit Index on Page 6

     Item 2.   Acquisition or Disposition of Assets.
     ------    -------------------------------------

               On October 6, 1994, KCC Delaware Company ("KCC"), a wholly-owned subsidiary of GIANT GROUP, LTD., (the "Registrant"), sold all of the outstanding shares of Common Stock of Giant Cement Holding, Inc. ("GCHI") in an underwritten public offering pursuant to a registration statement on Form S-1 (No. 33-78260) (the "GCHI Public Offering"). GCHI is a holding company which wholly-owns Giant Cement Company ("Giant Cement"), Keystone Cement Company ("Keystone Cement") and Giant Resource Recovery Company, Inc., which own and operate cement manufacturing facilities and resource recovery operations associated with each facility. Upon the sale, the Registrant ceased its involvement in the cement manufacturing and resource recovery businesses.

               KCC had owned 10,000,000 shares of GCHI Common Stock, which constituted all of the GCHI capital stock then outstanding. The public offering price was $14.00 per share, which was determined by negotiations among KCC, GCHI and PaineWebber Incorporated, on behalf of itself and as representative of the underwriters. The net proceeds to KCC was $131.6 million, of which KCC contributed $2 million to GCHI as additional capital and paid a dividend of $45.9 million to the Registrant.

               Upon the closing of the GCHI Public Offering, the Registrant gave notice to call all of its outstanding 14-1/2% Subordinated Notes due 1995 (the "Subordinated Notes") and its outstanding 7% Convertible Subordinated Debenture due 2006 (the "Convertible Debentures"). The redemption date for the Subordinated Notes is November 10, 1994, and the outstanding $9,058,116 principal amount will be redeemed at par, plus accrued interest to the redemption date. The redemption date for the Convertible Debentures is November 7, 1994, and the outstanding $34,350,000 principal amount will be redeemed at 101.4% of par, plus accrued interest to the redemption date. The amounts to be paid upon redemption were deposited with the respective trustees.

               Upon the closing of the GCHI Public Offering, Giant Cement amended its Loan and Security Agreement, dated November 23, 1993, with The CIT Group/Equipment Financing, Inc. ("CIT"). The Amendment provided for termination of the Guaranty given by the Registrant of the CIT loan agreement and release of 300,000 shares of Common Stock of Rally's Hamburger's Inc. ("Rally's") owned by the Registrant which the Registrant had pledged to CIT to secure the Guaranty, pursuant to a Termination, Release and Receipt Agreement, dated October 6, 1994, between the Registrant and CIT. At the same time, Giant Cement and Keystone Cement amended their credit facility with General Electric Credit Corporation which included the release of the Registrant and KCC from the Guaranty Agreements whereby they had guaranteed the obligations under such credit facility.

               Effective upon the closing of the GCHI Public Offering, Terry Christensen and Robert Wynn were elected directors of the Registrant to fill vacancies caused by the resignations of Dean M. Boylan, Edward Brodsky and Robert L. Jones. Messrs. Boylan, Brodsky and Jones are directors of GCHI. Terry L. Kinder resigned his positions as Vice President-Business Affairs, Secretary and Treasurer of the Registrant. Mr. Kinder serves as Vice President, Chief Financial Officer, Secretary, Treasurer and a director of GCHI. For the past five years, Mr. Christensen has been a senior partner of Christensen, White, Miller, Fink & Jacobs, a law firm in Los Angeles, California, and Mr. Wynn has been a producer and director of television series and special programs.

               The Registrant and KCC intend to review acquisition prospects, and would use the net proceeds from the GCHI Public Offering as all or part of the consideration for any such acquisition or acquisitions of other companies or segments of companies. No acquisition candidates have been identified, except that the Registrant will use up to $9 million to pay the balance of purchase price for 2,500,000 shares of Rally's Common Stock it has subscribed for pursuant to a Subscription Agreement, dated as of August 24, 1994, between the Registrant and Rally's, subject to fulfillment of the closing conditions thereunder. Assuming the closing of such Subscription Agreement, the Registrant would beneficially own 7,430,302 shares of Rally's Common Stock, which would represent approximately 46.9% of the outstanding Rally's shares. Pending use of the net proceeds for acquisitions, the Registrant will invest such funds in short-term investments and cash equivalents as well as other investment opportunities.

               As of August 31, 1994, the Registrant owed GCHI $2.2 million for advances made by GCHI as of such date. The Registrant is to repay all GCHI advances by October 28, 1994.

               Prior to the GCHI Public Offering, the Registrant and its subsidiaries, including Giant Cement and Keystone Cement, filed consolidated tax returns and allocated their taxes among themselves. Pursuant to the Tax Sharing and Indemnification Agreement, the Registrant and GCHI have agreed to bear the liability or benefits for any federal or state tax assessment or overpayment, respectively, for any period prior to the consummation of the GCHI Public Offering based on the method the companies have used, in their tax returns (and financial statements), to allocate tax liability among the members of the consolidated group. For the period subsequent to Offering, the Registrant will indemnify GCHI or GCHI will indemnify the Registrant, as the case may be, for the tax liabilities of the Registrant or GCHI, respectively. The Registrant will utilize the net operating loss carryforward of approximately $8.0 million existing with the consolidated companies.

               GCHI agreed to indemnify and release the Registrant and KCC from any claims made against either of them based upon environmental laws to which they are parties solely by having been the parent companies of GCHI. Under certain environmental laws, claims may be asserted against parent companies for acts of their subsidiaries.

     Item 7.   Financial Statements, Pro Forma Financial Information
     ------    -----------------------------------------------------
               and Exhibits.
               ------------

     (b)  Pro Forma Financial Information:

               The Registrant shall file pro forma financial information showing the effect of the sale of the GCHI capital stock. The pro forma financial information shall be filed within the time period prescribed by the instructions to this Item 7.

     (c)  Exhibits:
                                                               Page
                                                               ----
          1.   Tax Sharing and Indemnification Agreement,
               dated as of September 27, 1994, between
               GIANT GROUP, LTD. and Giant Cement Holding,       8
               Inc.

          2.   Indemnification and Release Agreement,
               dated as of September 27, 1994, among GIANT      30
               GROUP, LTD. KCC Delaware Company and Giant
               Cement Holding, Inc.

                                SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        GIANT GROUP, LTD.


     Dated:  October 14, 1994       By: /s/ David Gotterer
                                        ------------------------
                                        David Gotterer,
                                        Vice Chairman